INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Advaxis, Inc. on Form S-8 [File Nos. 333-130080 and 333-217218] and Form S-3 [File Nos. 333-194009, 333-203497 and 333-216008] of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated January 11, 2019, with respect to our audits of the financial statements of Advaxis, Inc. as of October 31, 2018 and for the years ended October 31, 2018 and 2017 and our report dated January 11, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of Advaxis, Inc. as of October 31, 2018, which reports are included in this Annual Report on Form 10-K of Advaxis, Inc. for the year ended October 31, 2018.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

/s/ Marcum llp

Marcum llp
New York, NY
January 11, 2019